Exhibit 99.1

Contact:	Amedisys, Inc.
Director of Investor Relations
Kevin B. LeBlanc
225.292.2031
kleblanc@amedisys.com

AMEDISYS ANNOUNCES DEFINITIVE AGREEMENT TO ACQUIRE

TLC HEALTH CARE SERVICES, INC.

AMEDISYS ANTICIPATES SURPASSING $1.0 BILLION IN REVENUE IN 2008

Amedisys to Discuss Transaction on Special Conference Call

Scheduled for 10:00 am ET, February 19, 2008

BATON ROUGE, Louisiana (February 19, 2008)—Amedisys, Inc. (NASDAQ: “AMED”, “the Company”), one of America’s leading home nursing companies, announced today the signing of a definitive stock purchase agreement to acquire all of the outstanding shares of TLC Health Care Services, Inc. (“TLC”), a provider of home nursing and hospice services with 92 home health and 11 hospice agencies located in 22 states and the District of Columbia. Amedisys will purchase TLC for $395.0 million in cash. Closing of the transaction is subject to customary closing conditions, including receipt of certain regulatory approvals. The transaction is expected to close early in the second quarter of 2008. After the transaction closes, Amedisys will have over 480 agencies in 35 states, Puerto Rico and the District of Columbia, including home health agencies located in 14 CON states or territories.

Headquartered in Lake Success, NY, TLC generated approximately $300.0 million in net service revenue during the annualized nine-month period ended December 31, 2007. Considering TLC’s adjusted pre-corporate EBITDA (as defined and reconciled below) of $65.0 million during the annualized nine-month period ended December 31, 2007, and management’s estimate that Amedisys corporate overhead will increase by approximately $15.0 million on an annual basis as a result of the integration of TLC’s operations, management estimates that the contributed, adjusted EBITDA of TLC would have been $50.0 million on a pro forma basis for the twelve month period ended December 31, 2007.

Assuming the TLC transaction closes early in the second quarter of 2008, Amedisys expects that net service revenue for the year will be in the range of $1.025 billion to $1.075 billion. Due to the anticipated impact on TLC of certain reimbursement changes impacting Medicare home nursing in 2008 and costs associated with the integration of TLC, the majority of which will be incurred during the two quarters following the transaction, Amedisys does not expect the acquisition will have a material impact on current estimates of earnings per share for 2008 (after adjustment for one-time expenses related to acquisition, financing, and certain other costs). However, the Company expects the acquisition of TLC will have a materially positive impact on its earnings per share in 2009.

“We are excited about the opportunity to add the agencies and quality personnel from TLC to our team and believe they will be a great fit with the Amedisys spirit and culture. The TLC operations are complementary in terms of patient focus and payor mix, and we believe this acquisition will serve to further our stated goal and strategic vision of becoming the nation’s leading provider of home health services,” said William F. Borne, Chief Executive Officer of Amedisys. “In addition, this transaction will expand the Amedisys care delivery network by over 100 agencies while providing entry into five new states and the District of Columbia.”

Amedisys intends to finance the TLC acquisition with a new $500 million credit facility pursuant to a fully underwritten financing commitment provided by JPMorgan Chase, UBS and Oppenheimer. Raymond James & Associates is acting as financial advisor to Amedisys in connection with this transaction. The purchase agreement provides for a two-step closing process in the event state regulatory approval for certain TLC operations, specifically those in West Virginia and the District of Columbia, are not received by the initial closing date. In such event, a portion of the purchase consideration would be placed into escrow pending receipt of those state approvals and Amedisys and TLC would enter into a shared services agreement for the affected locations during that interim period.

Amedisys, Inc. is headquartered in Baton Rouge, Louisiana. Its common stock trades on the NASDAQ Global Select Market under the symbol “AMED”.

Officials of Amedisys will discuss the transaction during a special conference call for investors and other interested parties today, February 19, 2008, at 10:00 am ET. The call will also be available via webcast. Details regarding call participation are included below.

Conference Call and Webcast Information

Instructions for participation in today’s special Amedisys conference call:

•	Event: Amedisys, Inc. Special Conference Call on Acquisition of TLC
•	Date and Time: Tuesday, February 19, 2008, 10:00 a.m. ET
•	Instructions: Domestic Callers (877) 397-0292, International Callers (719) 325-4940
•	Web cast URL: http://www.amedisys.com/investors
•

Replay: A replay of the call will be available on February 19, 2008, beginning at 1:00 pm ET, and will remain available through February 26, 2008. To listen to a replay of the call, dial (888) 203-1112 for Domestic Callers or (719) 457-0820 for International Callers. The replay code for the call will be: 3445231

Additional information on the Company can be found at:

http://www.amedisys.com

Forward-Looking Statements

When included in this press release, words like “believes”, “belief,” “expects,” “plans,” “anticipates,” “intends,” “projects,” “estimates,” “may,” “might,” “would” and similar expressions are intended to identify forward-looking statements as defined by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve a variety of risks and uncertainties that could cause actual results to differ materially from those projected therein. These risks and uncertainties include, but are not limited to: general economic and business conditions, changes in or failure to comply with existing regulations or the inability to comply with new government regulations on a timely basis, changes in Medicare and other medical reimbursement levels, our ability to complete the acquisition of TLC and the related financing, the ability to meet debt service requirements, adverse changes in federal and state laws relating to the health care industry, demographic changes, availability and terms of capital, ability to attract and retain qualified personnel, ongoing development and success of new start-ups, ability to successfully integrate newly acquired agencies, including TLC, changes in estimates and judgments associated with critical accounting policies, business disruption due to natural disasters or acts of terrorism, and various other matters, many of which are beyond management’s control.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on any forward-looking statement as a prediction of future events. Amedisys expressly disclaims any obligation or undertaking to release publicly any updates or changes in its expectations concerning the forward-looking statements or any changes in events, conditions or circumstances upon which any forward-looking statement may be based.

Non-GAAP Financial Measure

This press release includes the following financial measure that is not prepared in accordance with United States generally accepted accounting principles (“GAAP”): Adjusted pre-corporate EBITDA, which management defines as net income before provision for income taxes, net interest expense, depreciation, amortization and corporate overhead. In accordance with Securities and Exchange Commission (“SEC”) rules, the Company has provided herein a reconciliation of this non-GAAP financial measure to net income, the most directly comparable GAAP financial measure.

Adjusted pre-corporate EBITDA of TLC was one of the financial measures the management used to evaluate the purchase price to be paid for TLC. Management used the adjusted pre-corporate EBITDA measure in the Company’s financial evaluation of TLC because management anticipates that the corporate overhead historically incurred by TLC would not be comparable to the corporate overhead the Company would incur once TLC was fully integrated into the Company’s consolidated results of operations. As mentioned above, management anticipates that the corporate overhead of the Company will increase by an estimated $15.0 million once TLC is integrated into the Company’s consolidated results of operations on an annual basis.

Management’s definition of adjusted pre-corporate EBITDA may differ from other similarly titled measures at other companies. In addition, adjusted pre-corporate EBITDA should not be viewed as an alternative to or more meaningful than GAAP financial measures such as income before taxes, cash flows from operating activities or other traditional indicators of operating performance.

TLC HEALTH CARE SERVICES, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL STATEMENTS

(Amounts in thousands)

(Unaudited)

	For the nine- month period ended December 31, 2007	For the annualized nine-month period ended December 31, 2007 (1)
Net income	$2,601	$3,468
Add:
Provision for income taxes	3,727	4,969
Interest (income) expense, net	15,835	21,113
Depreciation and amortization	3,745	4,993
Corporate overhead (2)	23,123	30,831

Earnings before interest, taxes, depreciation, amortization and corporate overhead (“Adjusted pre-corporate EBITDA”) (3)	$49,031	$65,375

Net service revenue	$224,652	$299,536

(1) The annualized twelve-month period was estimated using the actual nine-month results of TLC. The twelve month period was estimated by calculating a monthly rate from the nine-month period results and then multiplying this calculated monthly rate by twelve months.

(2) Corporate overhead includes administrative salaries and wages, fringe benefits and other general and administrative costs that are not directly associated with the operations of the business.

(3) Adjusted pre-corporate EBITDA is defined as net income before provision for income taxes, net interest expense, depreciation, amortization and corporate overhead. Adjusted pre-corporate EBITDA should not be considered as an alternative to, or more meaningful than, income before income taxes, cash flow from operating activities, or other traditional indicators of operating performance.